SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         NORTHERN STATES POWER COMPANY
               (Name of Registrant as Specified in Its Charter)
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.


                                   NSP [LOGO]


March 15, 1996

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Northern States Power Company on Wednesday, April 24, 1996, at 10:00 a.m., at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota.

The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe matters to be acted upon at the meeting. We will also report on current operations and on our future plans, including the status of NSP's combination with Wisconsin Energy Corporation. At the conclusion of voting, you will have an opportunity to ask questions.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ASSURE THAT YOUR PROXY WILL BE VOTED. YOUR VOICE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE ADMISSION CARD AND WE WILL SEND YOU DIRECTIONS AND PARKING INSTRUCTIONS.

Our annual meetings have been very helpful in maintaining communications and understanding between our Board of Directors and shareholders. We sincerely hope you will be with us.

Sincerely,

/s/ James J. Howard

James J. Howard
Chairman, President &
Chief Executive Officer


                          NORTHERN STATES POWER COMPANY
                            (A MINNESOTA CORPORATION)

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

The Annual Meeting of Shareholders of NORTHERN STATES POWER COMPANY, a Minnesota corporation, will be held on Wednesday, April 24, 1996, at 10:00 a.m., at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota for the following purposes:

         (1) To elect four directors to Class I until the Annual Meeting of Shareholders in 1999, and one director to Class II until the Annual Meeting of Shareholders in 1997.

         (2) To ratify the appointment of Price Waterhouse, Certified Public Accountants, as independent auditors of the Company for 1996; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 1, 1996, will be entitled to notice of, and to vote at, this Annual Meeting.


Minneapolis, Minnesota
March 15, 1996
                                     By order of the Board of Directors
                                            Gary R. Johnson
                                               Secretary


                     REMEMBER TO SIGN AND RETURN YOUR PROXY



                          NORTHERN STATES POWER COMPANY
                                414 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55401

                                 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of the enclosed proxy by the Company's Board of Directors for use at the Annual Meeting or any adjournment thereof. The proxy statement and the enclosed proxy card were mailed on or about March 15, 1996.

When proxies are returned properly executed, the shares represented will be voted according to shareholders' direction. A proxy may be revoked at any time before it is exercised by giving written notice of the revocation to Gary R. Johnson, Secretary, Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401, by filing another proxy with him, or by attending the meeting and voting in person.

Each outstanding share of NSP common stock is entitled to one vote and each outstanding share of NSP preferred stock is entitled to one vote (other than NSP preferred stock of the series designated "Cumulative Preferred Stock, $3.60 Series" (the "$3.60 Series Preferred Stock"), which is entitled to three votes per share) upon each matter presented at the NSP Meeting. On the NSP Record Date, there were 275,000 shares of $3.60 Series Preferred Stock outstanding.

Shareholders are entitled to vote cumulatively for the election of directors. Each shareholder is entitled to a number of votes for such election equal to the number of votes entitled to be cast with respect to the shares held by such shareholder multiplied by the number of directors of each class to be elected, and may cast all votes for one nominee or distribute the votes among the nominees. The election of each director shall be decided by plurality vote. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) will have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. With respect to the election of the nominated directors, the persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the nominees at their discretion.

First Trust N.A., the Trustee for the Company's Employee Stock Ownership Plan, holds approximately 8.29% of the Company's common stock for the benefit of Plan participants, none of whom has a total beneficial interest of more than .167% of the Company's outstanding voting securities. Except as described below in "Pending Combination with Wisconsin Energy Corporation," no other person holds of record or, to the knowledge of management, owns beneficially more than 5% of any class of the outstanding voting securities of the Company.

The cost of soliciting proxies will be borne by the Company. Officers and other employees of the Company may solicit proxies by personal interview, telephone and telegram, in addition to the use of the mails. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.

The Company mailed its annual report for the year 1995 on or about March 5, 1996, to all shareholders of the Company of record on March 1, 1996.

                            PENDING COMBINATION WITH
                          WISCONSIN ENERGY CORPORATION

On April 28, 1995, the Board of Directors of the Company approved the execution of an Agreement and Plan of Merger ("Merger Agreement") among the Company, Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"), Northern Power Wisconsin Corp., a Wisconsin corporation and wholly-owned subsidiary of NSP and WEC Sub Corp., a Wisconsin corporation and wholly-owned subsidiary of WEC. The Merger Agreement, as amended and restated as of July 26, 1995, provides for a strategic business combination involving the Company and WEC. The shareholders of the Company approved the Merger Agreement at the Annual Meeting on September 13, 1995. As a result of the mergers contemplated by the Merger Agreement (the "Mergers"), WEC (which will be renamed Primergy Corporation) will be the holding company of both the Company (which, for regulatory reasons, will reincorporate in Wisconsin) and the operating subsidiaries of WEC. Upon consummation of the Mergers, NSP shareholders will receive 1.626 shares of Primergy common stock in exchange for each share of NSP common stock they own and the holders of NSP preferred stock will receive the same number of shares of preferred stock in the reincorporated Wisconsin corporation with express terms that are identical to the NSP preferred stock for which such shares will be exchanged. In addition, it is expected that all outstanding stock-based awards of the Company, including options and any SARs, will be converted using the same exchange rate that will be used for common stock of the Company.

Concurrently with the execution of the Merger Agreement, the Board of Directors of the Company also approved the NSP Stock Option Agreement, dated as of April 28, 1995 by and among NSP and WEC, whereby the Company granted WEC an irrevocable option (the "Company Option") to purchase up to 13,387,772 shares (19.9% of the outstanding number of shares of common stock of the Company on that date), at a price of $44.075 per share. The Company Option may be exercised by WEC, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by WEC under circumstances which could entitle WEC to termination fees under certain sections of the Merger Agreement. The conditions that would give rise to the exercise of the Company Option do not exist as of the date of this document.

As of the date of this document, the Company anticipates that the Mergers will be consummated by the beginning of 1997. However, some regulatory authorities which must approve the Mergers have not established a timetable for their decisions. Therefore, the timing of the approvals necessary to complete the Mergers is not known at this time.

                              ELECTION OF DIRECTORS

GENERAL INFORMATION
The Company's Bylaws provide that the Board of Directors shall consist of at least twelve, but no more than fifteen directors, as determined by the Board. The Board of Directors is divided into three classes as nearly equal in number as possible with staggered terms of office so that one class of directors will be elected at each annual meeting for a term of three years.

At the April 24, 1996 Annual Meeting, the following four individuals are the nominees to be elected to the Board of Directors to serve in Class I until the 1999 Annual Meeting of Shareholders and until their successors are elected and have qualified: W. John Driscoll, Dale L. Haakenstad, John E. Pearson and James
J. Howard. Each of these nominees is currently a director of the Company whose term is scheduled to expire at this Annual Meeting. In addition, due to Mr. Theisen's retirement in 1995, there currently are only three Class II directors. In order to balance the number of directors in each class, as required by the Company's Bylaws, G. M. Pieschel, who currently serves as a Class I director whose term is scheduled to expire at this Annual Meeting, is the nominee to be elected to serve in Class II until the 1997 Annual Meeting.

All of the nominees have indicated a willingness to serve if elected. However, should any of the nominees named above become unavailable, your proxy will be voted for such person or persons as shall be recommended by a proxy committee appointed by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES NAMED BELOW.

THE FOLLOWING INFORMATION IS FURNISHED WITH RESPECT TO EACH NOMINEE:


                                                       PRINCIPAL OCCUPATION AND BUSINESS
                                                          EXPERIENCE DURING THE PAST
         NOMINEE                                      FIVE YEARS AND OTHER DIRECTORSHIPS
CLASS I -- NOMINEES FOR TERMS EXPIRING IN 1999

W. John Driscoll          Retired effective June 30, 1994 as Chairman of the Board, Rock Island Company, St. Paul, Minnesota,
Age 67                    a private investment company, in which capacity he had served since May 15, 1993. Prior thereto,
Director Since 1974       President. Also director of Comshare Inc., The John Nuveen Company, The St. Paul Companies,
                          Inc. and Weyerhaeuser Company.

Dale L. Haakenstad        Retired President and Chief Executive Officer, Western States Life Insurance Company, Fargo,
Age 68                    North Dakota.
Director Since 1978

John E. Pearson           Retired effective January 31, 1992 as Chairman, The NWNL Companies, Inc. and Northwestern National
Age 69                    Life Insurance Company, a wholly-owned subsidiary of The NWNL Companies, Inc., in which capacity
Director Since 1983       he had served since July 1, 1991. Prior thereto, Chairman and Chief Executive Officer, The
                          NWNL Companies, Inc., and Northwestern National Life Insurance Company.

James J. Howard           Chairman, President and Chief Executive Officer of the Company since December 1, 1994. Prior
Age 60                    thereto, Chairman of the Board and Chief Executive Officer of the Company since July 1, 1990.
Director Since 1987       Also director of Ecolab Inc., Honeywell Inc., The ReliaStar Financial Corp. and Walgreen Company.

CLASS II -- NOMINEE FOR TERM EXPIRING IN 1997

G. M. Pieschel            Chairman of the Board, Farmers and Merchants State Bank, Springfield, Minnesota, a commercial
Age 68                    bank, since January 14, 1993. Prior thereto, Chief Executive Officer and President of Farmers
Director Since 1978       and Merchants State Bank.

THE FOLLOWING INFORMATION IS FURNISHED WITH RESPECT TO EACH DIRECTOR WHOSE TERM
OF OFFICE WILL CONTINUE:

CLASS II -- DIRECTORS WHOSE TERMS EXPIRE IN 1997

Richard M. Kovacevich     Chairman, President and Chief Executive Officer, Norwest Corporation, Minneapolis, Minnesota,
Age 52                    a holding company for banking institutions, since May 1, 1995. Prior thereto, President and
Director Since 1990       Chief Executive Officer until January 1, 1993 and President and Chief Operating Officer until
                          January 1, 1989. Also director of Fingerhut Companies, Inc., Norwest Corporation and ReliaStar
                          Financial Corp.

Douglas W. Leatherdale    Chairman of the Board, President and Chief Executive Officer, The St. Paul Companies, Inc.,
Age 59                    a worldwide property and liability insurance organization, since May 1, 1990. Also director
Director Since 1991       of The John Nuveen Company and United HealthCare Corporation.

A. Patricia Sampson       Consultant, Dr. Sanders and Associates, a management and diversity consulting company, since
Age 47                    January 1, 1995. Prior thereto, Chief Executive Officer, until December 31, 1994, and Executive
Director Since 1985       Director, until June 1, 1993, Greater Minneapolis Area Chapter of the American Red Cross.

CLASS III -- DIRECTORS WHOSE TERMS EXPIRE IN 1998

H. Lyman Bretting         President and Chief Executive Officer, C.G. Bretting Manufacturing Company, Inc., Ashland,
Age 59                    Wisconsin, a manufacturer of napkin and paper towel folding machines. Also director of M&I
Director Since 1990       National Bank of Ashland and Northern States Power Company (Wisconsin), a wholly-owned subsidiary of the Company.

David A. Christensen      President and Chief Executive Officer, Raven Industries, Inc., Sioux Falls, South Dakota, a
Age 61                    manufacturer of reinforced plastics, electronic equipment and sewn products. Also director
Director Since 1976       of Norwest Bank South Dakota, N.A., Norwest Corporation and Raven Industries, Inc.

Allen F. Jacobson         Retired effective November 1, 1991 as Chairman and Chief Executive Officer, Minnesota Mining
Age 69                    and Manufacturing Company (3M). Also director of Abbot Laboratories, Deluxe Corporation, Minnesota
Director Since 1983       Mining and Manufacturing Company, Mobil Corporation, Potlatch Corporation, Prudential Insurance
                          Company of America, Sara Lee Corporation, Silicon Graphics, Inc., U.S. West, Inc., and Valmont
                          Industries, Inc.

Margaret R. Preska        Distinguished Service Professor, Minnesota State Universities, since February 1, 1992. Prior
Age 58                    thereto, President, Mankato State University, Mankato, Minnesota, an educational institution.
Director Since 1980


The foregoing information concerning the nominees and continuing directors is based on information furnished to the Company by each nominee and director respectively.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

There are four committees of the Board of Directors whose duties and responsibilities are described below.

THE CORPORATE MANAGEMENT COMMITTEE has responsibilities for Board organization, director selection and compensation, senior management organization, performance and compensation, corporate structure, mergers and acquisitions, human resource policies, corporate ethics and long-range planning and strategy for the Company. Current members of the Committee are
W. John Driscoll (Chairman), David A. Christensen, Allen F. Jacobson, Douglas
W. Leatherdale, John E. Pearson and Margaret R. Preska. The Committee held 5 meetings during 1995.

Any shareholder may make recommendations to the Corporate Management Committee for membership on the Board of Directors by sending a written statement of the qualifications of the recommended individual to the Secretary, Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401.

THE AUDIT COMMITTEE has responsibilities for actions relating to internal and external audit activities. In performing these functions, the Committee is responsible for auditing activities by internal and external auditors; financial reporting, internal controls and accounting policies and practices; initiating and directing investigations into matters affecting protection and recovery of assets of the Company; and oversight of the management of assets of dedicated funds, including ERISA plans and nuclear decommissioning funding. Current members of the Committee are G. M. Pieschel (Chairman), W. John Driscoll, Dale L. Haakenstad, Douglas W. Leatherdale and A. Patricia Sampson. The Committee held 3 meetings during 1995.

THE POWER SUPPLY COMMITTEE has responsibilities for oversight and recommendations for all generation requirements for the Company, including nuclear, hydro, coal and alternative sources of power supply; bulk power supply planning; power supply permits and license compliance; major power supply facility construction and construction budgets; nuclear plant safety, reliability and operations. Current members of the Committee are David A. Christensen (Chairman), H. Lyman Bretting, Dale L. Haakenstad, Allen F. Jacobson, Richard M. Kovacevich and Margaret R. Preska. The Committee held 3 meetings during 1995.

THE FINANCE COMMITTEE has responsibilities for actions related to the financial management of the Company. In performing these functions, the Committee is responsible for corporate capital structure, capital budgets and financial plans, dividend policy and dividend recommendations, insurance coverages, banking relationships and investor relations. Current members of the Committee are John E. Pearson (Chairman), H. Lyman Bretting, Richard M. Kovacevich, G. M. Pieschel and A. Patricia Sampson. The Committee held 3 meetings during 1995.

DIRECTOR MEETINGS

There were 12 meetings of the Board of Directors in 1995. Each director attended at least 96% of the total number of meetings of the Board and Committees on which such director served during 1995.

DIRECTOR COMPENSATION

Directors not employed by the Company receive a $20,000 annual retainer, or a pro rata portion thereof if service is less than 12 months, and $1,200 for attendance at each Board meeting and $1,000 for each Committee meeting attended. A $2,500 annual retainer is paid to each elected Committee Chairperson. Employees of the Company receive no separate compensation for services as a director. In addition, directors have a deferred compensation and retirement plan in which they can participate. The deferred compensation plan provides for deferral of the director fees until after retirement from the Board of Directors. The retirement plan continues payment of the director's retainer, at the rate in effect for the calendar quarter immediately preceding the director's retirement multiplied by 1.2. Benefits continue for a period equal to the number of calendar quarters served on the Board, up to 40 calendar quarters.

SHARE OWNERSHIP OF DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

Set forth in the following table is the beneficial ownership of common stock of the Company as of March 1, 1996 for all directors and the executive officers of the Company listed in the Summary Compensation Table. As of March 1, 1996, the directors and executive officers as a group beneficially owned 332,195 shares, less than 0.5 percent, of the Company's common stock (including shares allocated to the accounts of executive officers in the Executive Long-Term Incentive Award Stock Plan (LTIP) and the Employee Stock Ownership Plan for which they have voting power but not investment power).

H. Lyman Bretting           1,416          John E. Pearson           1,433

David A. Christensen          500          G. M. Pieschel              723

W. John Driscoll            2,000          Margaret R. Preska          600

Dale L. Haakenstad            711          A. Patricia Sampson         387

James J. Howard*          113,922          Douglas D. Antony*       21,732

Allen F. Jacobson             712          Gary R. Johnson*         22,237

Richard M. Kovacevich       1,000          Edward J. McIntyre*      37,681

Douglas W. Leatherdale        300          Loren L. Taylor*         21,852

--------------------------

* Shares shown for Messrs. Howard, Antony, Johnson, McIntyre and Taylor include options to purchase common stock of the Company which are exercisable within 60 days under the Company's LTIP: 81,099 option shares for Mr. Howard, 13,281 option shares for Mr. Antony, 19,245 option shares for Mr. Johnson, 27,004 option shares for Mr. McIntyre, and 15,402 option shares for Mr. Taylor. These shares also include performance units payable under the Company's LTIP in the form of stock which are exercisable within 60 days. The number of shares which would have been payable upon exercise of performance units on March 1, 1996 are: 1,997 for Mr. Howard, 214 for Mr. Antony, 320 for Mr. Johnson, 637 for Mr. McIntyre and 240 for Mr. Taylor.

                      COMPENSATION OF EXECUTIVE OFFICERS


The following table sets forth cash and noncash compensation for each of the last three fiscal years ended December 31, 1995, for services in all capacities to the Company and its subsidiaries, to the Chief Executive Officer and the next four highest compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                --------------------------------------------------------------------------------
                                                                                    AWARDS             PAYOUTS
                                                                            ------------------------------------
             (A)                (B)       (C)          (D)        (E)          (F)          (G)           (H)           (I)
                                                                                         NUMBER OF
                                                                 OTHER      RESTRICTED  SECURITIES
                                                                 ANNUAL       STOCK     UNDERLYING       LTIP        ALL OTHER
                                                              COMPENSATION    AWARDS      OPTIONS       PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR    SALARY($)  BONUS($)(1)   ($)(2)       ($)(3)    AND SARS (#)     ($)(4)        ($)(5)
---------------------------     ----    ---------  -----------   ------       ------    ------------     ------        ------
JAMES J. HOWARD(6)              1995     565,000     400,000      8,476      328,830      15,522             0          5,930
Chairman, President &           1994     511,300     317,800      3,504      240,311      15,150             0          9,056
Chief Executive Officer         1993     511,300     231,931          0      129,075      12,782        23,925         11,324

EDWARD J. MCINTYRE              1995     222,000     102,000      3,165       75,369       5,123             0          3,274
Vice President & Chief          1994     205,600     102,700      2,465       61,680       5,117             0          6,438
Financial Officer               1993     205,600      71,395      7,339       35,595       4,508         7,461          5,081

LOREN L. TAYLOR                 1995     200,000      93,000      2,008       67,900       4,615             0         10,763
President, NSP Electric         1994     174,583      55,000      1,046       40,942       3,455             0          3,166
                                1993     171,500      32,347      1,202       18,290       2,737         2,728          5,685

DOUGLAS D. ANTONY               1995     200,000     107,000      1,025       67,900       4,615             0          2,290
President, NSP Generation       1994     163,893      75,100      1,025       41,837       2,942             0          4,419
                                1993     146,300      61,329      6,517       17,210       2,493         2,087          3,490

GARY R. JOHNSON                 1995     198,000      89,000      1,074       67,221       4,569             0          2,422
Vice President, General         1994     183,600      81,700      9,945       55,080       4,570             0          3,672
Counsel and Corporate           1993     183,600      53,424      1,315       28,380       3,648         4,525          5,831
Secretary


--------------------------

(1) This column consists of awards made to each named executive under the Company's Executive Incentive Compensation Plan.

(2) This column consists of reimbursements for taxes on certain personal benefits received by the named executives.

(3) Amounts shown in this column reflect the market value of the shares of restricted stock awarded under the LTIP, except with respect to Mr. Antony's additional award (discussed below) and are based on the closing price of the Company's common stock on the date that the awards were made. Restricted shares earned for 1995 under the Company's LTIP were granted on January 24, 1996 based on the performance period ending September 30, 1995. As of December 31, 1995, the named executives held the following as a result of grants under the LTIP: Mr. Howard held 7,074 restricted shares at a market value of $347,510; Mr. McIntyre held 1,847 restricted shares at a market value of $90,734; Mr. Antony held 1,165 restricted shares at a market value of $57,231; Mr. Taylor held 1,166 restricted shares at a market value of $57,280 and Mr. Johnson held 1,606 restricted shares at a market value of $78,895. The restricted stock awards vest one year after the date of grant with respect to fifty (50%) of the shares and two years after such date with respect to the remaining shares, conditioned upon the continued employment of the recipient with the Company. Non-preferential dividends are paid on the restricted shares.

         Mr. Antony received an additional 2,200 shares of restricted stock during 1994, which as of December 31, 1995, had a market value of $108,075. These additional shares vest with respect to 50% of the shares if Mr. Antony has been continually employed by the Company on October 26, 1996 and with respect to the remainder of the shares if he has been continually employed with the Company on October 26, 1998.

         The total number of restricted shares awarded during the years 1993, 1994 and 1995 are as follows: 8,338 shares for Mr. Howard, 2,200 shares for Mr. McIntyre, 3,524 shares for Mr. Antony, 1,346 shares for Mr. Taylor and 1,882 shares for Mr. Johnson.

(4)      The Company had no LTIP payouts in 1995.

(5) This column consists of the following: $2,032.74 was contributed by the Company for the Employee Stock Ownership Plan (ESOP) for each named executive officer (the Company contribution on behalf of all ESOP participants, including the named executive officers, was equal to 1.36% of their covered compensation); the value to each named executive of the remainder of insurance premiums paid under the Officer Survivor Benefit Plan by the Company: $1,843 for Mr. Howard, $183 for Mr. McIntyre, $398 for Mr. Johnson, $0 for Mr. Taylor and $702 for Mr. Antony; imputed income as a result of life insurance paid by the Company on behalf of each named executive: $2,644 for Mr. Howard, $395 for Mr. McIntyre, $471 for Mr. Johnson, $476 for Mr. Taylor and $584 for Mr. Antony; Company matching 401(k) plan contribution of $700 to each named executive; and, earnings accrued under the Company Deferred Compensation Plan to the extent such earnings exceeded the market rate of interest (as prescribed pursuant to the SEC rules), which was $743 for Mr. Howard, $1,996 for Mr. McIntyre, $853 for Mr. Johnson, $9,587 for Mr. Taylor and $304 for Mr. Anthony.

(6) Effective as of the completion of the Mergers, Mr. Howard has entered into an employment agreement with Primergy Corporation pursuant to which he will serve as the Chairman and Chief Executive Officer of Primergy for a specified period and will thereafter serve only as Chairman of the Board. Mr. Howard will receive an annual base salary, short-term and long-term incentive compensation (including stock options and restricted stock) and supplemental retirement benefits no less than he received before the completion of the Mergers, as well as life insurance providing a death benefit of three times his annual base salary. Mr. Howard also will be entitled to retirement and welfare benefits on the same basis as other executives, and certain fringe benefits.



                  OPTIONS AND STOCK APPRECIATION RIGHTS (SARS)

The following table indicates for each of the named executives (i) the extent to which the Company used stock options and SARs for executive compensation purposes in 1995 and (ii) the potential value of such options and SARs as determined pursuant to the SEC rules.


                                         OPTIONS AND SARS GRANTED IN 1995
--------------------------------------------------------------------------------------------------------------
                                                                                POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL RATES
                                                                                OF STOCK PRICE APPRECIATION
                             INDIVIDUAL GRANTS                                        FOR OPTION TERM
-----------------------------------------------------------------------------   ------------------------------
      (A)              (B)              (C)           (D)          (E)             (F)              (G)
                                    % OF TOTAL
                                    OPTIONS AND
                     OPTIONS/          SARS        EXERCISE
                       SARS         GRANTED TO      OR BASE
                    GRANTED(1)       EMPLOYEES       PRICE      EXPIRATION
      NAME             (#)            IN 1995       ($/SH)         DATE             5%($)(3)        10%($)(3)
--------------    --------------    -------------  ----------   -----------        ---------      ------------
J. Howard         15,522 options        5.60%        45.50       1/25/05             444,157        1,125,582
E. McIntyre        5,123 options        1.85%        45.50       1/25/05             146,593          371,496
G. Johnson         4,569 options        1.65%        45.50       1/25/05             132,057          334,658
L. Taylor          4,615 options        1.66%        45.50       1/25/05             130,741          331,322
D. Antony          4,615 options        1.66%        45.50       1/25/05             132,057          334,658
All Shareholders(2)    N/A               N/A           N/A           N/A       4,959,600,091    7,898,151,434


--------------------------

(1) Options were granted on January 26, 1995 and vested on January 24, 1996. No SARs were awarded for 1995.

(2) Potential realizable values during the ten year period commencing January 26, 1995, are based on the market price ($45.50) and the outstanding shares (66,922,144) of common stock of the Company on that date.

(3) The hypothetical potential appreciation shown in columns (f) and (g) for the named executives is required by the SEC rules. The amounts in these columns do not represent either the historical or anticipated future performance of the Company's common stock level of appreciation.

The following table indicates for each of the named executives the number and value of exercisable and unexercisable options and SARs as of December 31, 1995.


                                      AGGREGATED OPTION AND SAR EXERCISES IN 1995
                                               AND FY-END OPTION/SAR VALUE
-----------------------------------------------------------------------------------------------------------------
      (A)              (B)             (C)                     (D)                                   (E)
                                                      NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED IN-THE-MONEY
                      SHARES                       OPTIONS AND SARS AT 12/31/95              OPTIONS AND SARS AT
                   ACQUIRED ON      REALIZED         (#) -- EXERCISABLE (EX)/         12/31/95 ($) -- EXERCISABLE (EX)/
NAME               EXERCISE(#)      VALUE($)           UNEXERCISABLE (UNEX)                 UNEXERCISABLE (UNEX)*
----               -----------      --------           --------------------                 ---------------------

J. Howard               N/A            N/A                    67,573 (ex)                          558,524 (ex)
                                                              15,522 (unex)                         46,566 (unex)
E. McIntyre             N/A            N/A                    22,518 (ex)                          204,138 (ex)
                                                               5,123 (unex)                         15,369 (unex)
G. Johnson              N/A            N/A                    15,129 (ex)                          112,816 (ex)
                                                               4,569 (unex)                         13,707 (unex)
L. Taylor               N/A            N/A                    11,128 (ex)                           82,806 (ex)
                                                               4,615 (unex)                         13,845 (unex)
D. Antony               N/A            N/A                     8,880 (ex)                           70,549 (ex)
                                                               4,615 (unex)                         13,845 (unex)

--------------------------

* Share price on December 29, 1995 was $49.125. Company common stock was not traded on December 31, 1995.

                      CORPORATE MANAGEMENT COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

CORPORATE MANAGEMENT COMMITTEE. The Committee is composed entirely of outside directors of the Company and makes recommendations to the Board concerning total compensation for executive officers of the Company. The Committee is the sole administrator of the executive annual and long-term incentive plans with full authority to establish and interpret the terms of the plans and to make payment of the awards.

COMPENSATION STRATEGY. NSP's executive compensation goals for 1995 were: (i) to provide a competitive compensation package that enables NSP to attract and retain key executives and (ii) to align the executive's interests with those of NSP's stockholders and with NSP's performance. The 1995 compensation of NSP's executives was comprised primarily of base salary, annual incentive awards and long-term incentive awards.

To achieve the compensation goal of providing a competitive compensation package, the Committee seeks to set base salary and the target amounts of the annual and long-term awards at the median of a combined group of major utilities and industrial companies (herein, the "Peer Group"). For 1995, the Peer Group consists of twelve industrial companies, with regional representation and average revenues of $2.2 billion, and twelve utilities, all of which operate nuclear facilities, with average revenues of $3.5 billion. The utilities included in this group are also part of the Edison Electric Institute 100 utilities ("EEI 100") index used in the Total Shareholder Return Comparison in this proxy statement, but all of the companies in such index are not included in the Peer Group for purposes of compensation review. The twenty-four companies in the Peer Group were selected primarily because they are viewed as representative of the types of companies with which NSP competes in attracting and retaining executive officers.

The annual and long-term portions of an executive's compensation are intended to achieve NSP's goal of aligning an executive's interests with NSP's shareholders and with NSP performance. These portions of an executive's compensation are placed at risk and are limited to the accomplishment of specific results that are designed to benefit NSP's shareholders and NSP, both in the long and short term. As a result, during years of excellent performance, executives are provided the opportunity to earn a highly-competitive level of compensation and, conversely, in years of below-average performance, their compensation may be below competitive levels. Generally, higher level executive officers have a greater level of compensation placed at risk.

In 1993, a Federal tax law was passed which limits the deductibility of executive compensation in excess of $1,000,000 unless certain exceptions are met. This new law will not impact NSP with respect to executive compensation paid in 1995. Following consummation of the merger with Wisconsin Energy Corporation, it is expected that certain of Primergy's compensation plans will qualify for the "performance based compensation" exception to this new law. Therefore, it is not expected that the new law will limit the deductibility of executive compensation following the Mergers. In the interim, however, the Committee may authorize compensation which is not deductible in limited circumstances where it seems appropriate to do so in the overall best interest of the Company, and consistent with the Committee's other compensation policies described below. The Committee continues to review the structure of its salary and various compensation programs under this federal law.

BASE PAY. The level of base pay is not directly related to the Company's financial performance. Instead, target levels for base pay are established for each executive officer based on the median base pay level for that position within the Peer Group. The target level of base pay is subject to some adjustment (15% either way) to reflect individual and corporate performance. In deciding whether to make base pay adjustments, the Corporate Management Committee considers the base pay target level established for each officer, the general contribution of each officer to overall corporate performance and the achievement level of specific annual goals established for each officer. While individual, business area and corporate goals are considered regarding base pay adjustments, achievement of these goals is primarily rewarded through the Company's annual and long-term incentive programs. Generally, in 1995 base pay levels for executive officers, including Mr. Howard, were increased in accordance with comparable market movement as reflected within the Peer Group and solid individual and corporate performance results during 1994. 1995 base pay amounts for the named executives are reflected in the salary column of the Summary Compensation Table.

ANNUAL INCENTIVE. Annual incentive awards for the executive officers are made in accordance with the Company's Executive Incentive Compensation Plan (the "Plan"). Under the Plan, annual incentive awards are established with target awards (expressed as a percentage of base pay) commensurate with annual incentive awards for the position at the median level within the Peer Group. In 1995, target awards for executive officers ranged from 25% to 45% of their base pay. Individuals can realize from 0% to 188% of their target awards dependent on the performance of the Company, the individual and the individual's group in certain predetermined areas. These areas are Company financial performance (based on EPS), customer satisfaction, service reliability, price of product, safety and individual performance. The awards given to the CEO, the President-NSP Generation and the Vice-President-Nuclear Generation also are dependent on performance specifically with respect to nuclear safety. The weight accorded particular performance areas varies by executive. Generally, financial performance accounts for 20%-25% of an executive's target incentive award. All of the other areas account for between 10% and 30% of the target awards. Based on NSP and individual performance, executives received from 125% to 175% of their targeted incentive awards in 1995. The annual awards paid during 1995 are reflected in the bonus column of the Summary Compensation Table.

Mr. Howard's annual incentive award payout for 1995 was $400,000, as shown in the Summary Compensation Table. The determination of this amount was based on the criteria set forth above for the other executive officers. In particular, Mr. Howard's target incentive award was 45% of his base pay and was based 25% on financial performance, 10% on safety, 10% on nuclear safety, 15% on customer satisfaction, 15% on price of product, 15% on reliability and 10% on individual performance.

LONG-TERM INCENTIVE. Long-term incentive awards for executive officers are determined in accordance with the Executive Long-Term Incentive Award Stock Plan (the "LTIP") and are generally set at target levels commensurate with the median level for the respective positions within the Peer Group. The LTIP permits the granting of non-qualified stock options and restricted common stock to key employees. One of the goals of the LTIP is to align key employees' long-term interests with those of NSP's shareholders through the use of stock ownership and long-term financial performance goals.

The Corporate Management Committee made one grant of stock options during 1995 to each of the named executive officers. Option grants are positioned at a level which generally equates to the average grant levels awarded to executives in comparable positions in the Peer Group. The number of shares subject to option was not affected by the number of shares previously awarded to such executives. These options were not exercisable until one year after their grant, and will remain exercisable for nine years. Stock options are granted with an exercise price of 100% of the fair market value of the stock on the date of grant to ensure that executives can only be rewarded for appreciation in the price of the Company's stock when the Company's shareholders are similarly benefited.

Target awards of restricted stock (measured as a percentage of base pay) are established for each executive at levels consistent with median levels for comparable positions within the Peer Group. In 1995, target awards ranged from 25% to 55% of the executive's base pay. Restricted stock is actually granted, however, only if the Company achieves a certain level of financial performance, as measured by the Company's return on common equity ("ROE") for the three year period then ending, as compared to the three year average ROE of the EEI 100 index (the same index used for purposes of comparing shareholder return.) No restricted stock awards are made unless the Company's three year average ROE is at least equal to the median of the EEI 100 index, thereby prohibiting restricted stock awards when NSP performance does not surpass the median performance of utilities in the index. If NSP's ROE is .5% or more above the index median, 100% of the target will be granted. Partial payout of restricted stock will be made for ROE levels between the median and .5% above. In 1995, NSP's ROE was .22% above the median, resulting in a payout of 86% of the target. The stock awards are restricted so that 50 percent of the shares awarded become available one year following the grant and the remaining 50 percent becomes available after two years. The restricted stock awards reinforce the tie to shareholder returns, and the restrictions encourage the retention of qualified executives.

In 1995, Mr. Howard received an option for 15,522 shares. For 1995, Mr. Howard also received 6,385 shares of restricted stock (58% of his base pay). These amounts were determined as described above for other executive officers. The terms of the options and restricted stock are the same as for other executive officers.

OTHER BENEFITS. Other benefits provided to executives generally are not tied to the Company's financial performance. Rather, these benefits are primarily designed to attract and retain executives. Among the benefits provided by the Company to its executives are contributions to the Employee Stock Ownership Plan (at 1.36% of the individual's covered compensation - the same rate applied to all other ESOP participants), Company paid life insurance in an amount equal to 2 times base pay and benefits provided under the NSP Deferred Compensation Plan and the NSP Excess Benefit Plan that make up for pension benefits that can not be paid under the Company's qualified defined benefit pension plan due to Internal Revenue Code limitations and the exclusion of certain elements of pay from pension-covered earnings. The level of retirement benefits provided by these plans in the aggregate is reflected in the Pension Plan Table.

Additionally, in connection with the Merger Agreement, a meeting was held on April 28, 1995 of a committee composed of all of the directors other than Messrs. Howard and Theisen (now retired) (the "Merger Committee"), which was formed to review the transactions relating to the Mergers. In the course of such review, the Merger Committee considered the implementation of new severance benefits for executive officers, including the named executive officers of the Company. In accordance with the advice of a highly qualified outside consultant, the Merger Committee adopted the NSP Senior Executive Severance Policy for the purpose, among other reasons, of ensuring the continued and proper management of the business of the Company during the transition period before and after the Mergers. The Severance Policy is described in more detail under the section below entitled "Severance Plan."

CONCLUSION. The Committee believes that the Company's executive compensation package effectively serves the interests of the Company and its shareholders. The balance of base pay, and annual and long-term incentives provides increased motivation to executives to contribute to and participate in the Company's long-term success. The Committee is dedicated to ensuring that the Company's total compensation package continues to meet the needs of the Company and shall monitor and revise compensation policies as necessary.

           W. JOHN DRISCOLL                 DOUGLAS W. LEATHERDALE
         DAVID A. CHRISTENSEN                  JOHN E. PEARSON
          ALLEN F. JACOBSON                   MARGARET R. PRESKA

TOTAL SHAREHOLDER RETURN COMPARISON

The graph below compares the cumulative total shareholder return on the Company's common stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and the Edison Electric Institute 100 utilities index (EEI 100) over the same period (assuming the investment of $100 in each vehicle on December 31, 1990 and reinvestment of all dividends).

CUMULATIVE 5 YEAR VALUE

                                    [GRAPH]


                                      TOTAL RETURN
            ---------------------------------------------------------------
              1990       1991       1992       1993       1994        1995
            -------    -------    -------    -------     -------    -------
NSP         $100.00    $134.66    $143.73    $151.58     $164.55    $194.65
EEI 100     $100.00    $128.87    $138.69    $154.11     $136.28    $178.55
S&P 500     $100.00    $130.39    $140.31    $154.48     $156.49    $215.17



                               PENSION PLAN TABLE

The following table illustrates the approximate retirement benefits payable to employees retiring at the normal retirement age of 65 years:

                          ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
                  -------------------------------------------------------------------------
    AVERAGE                                   YEARS OF SERVICE
 COMPENSATION     -------------------------------------------------------------------------
   (4 YEARS)         5            10           15           20           25           30
   ---------      --------     --------     --------     --------     --------     --------
   $ 50,000       $  3,500     $  7,000     $ 10,500     $ 14,500     $ 18,000     $ 21,500
    100,000          7,500       15,500       23,000       30,500       38,500       46,000
    150,000         11,500       23,500       35,000       47,000       58,500       70,500
    200,000         16,000       31,500       47,500       63,500       79,000       95,000
    250,000         20,000       40,000       59,500       79,500       99,500      119,500
    300,000         24,000       48,000       72,000       96,000      120,000      144,000
    350,000         28,000       56,000       84,000      112,500      140,500      168,500
    400,000         32,000       64,500       96,500      128,500      161,000      193,000
    450,000         36,000       72,500      108,500      145,000      181,000      217,500
    500,000         40,500       80,500      121,000      161,500      201,500      242,000
    550,000         44,500       89,000      133,000      177,500      222,000      266,500
    600,000         48,500       97,000      145,500      194,000      242,500      291,000
    650,000         52,500      105,000      157,500      210,500      263,000      315,500
    700,000         56,500      113,500      170,000      226,500      283,500      340,000
    750,000         60,500      121,500      182,000      243,000      303,500      364,500
    800,000         65,000      129,500      194,500      259,500      324,000      389,000
    850,000         69,000      138,000      206,500      275,500      344,500      413,500
    900,000         73,000      146,000      219,000      292,000      365,000      438,000
    950,000         77,000      154,000      231,000      308,500      385,500      462,500


----------------------------
After an employee has reached 30 years of service, no additional years are used in determining pension benefits. The annual compensation used to calculate the average compensation shown in this table is based on the participant's base salary for the year (as shown on the Summary Compensation Table at column (c)) and bonus compensation paid in that same year (as shown on the Summary Compensation Table at column (d); see figure for prior year). The benefit amounts shown are amounts computed in the form of a straight-life annuity. The amounts are not subject to offset for social security or otherwise, except as provided in the employment agreement with Mr. Howard, as described below.

At the end of 1995, each of the executive officers named in the Summary Compensation Table had the following credited service: Mr. Howard, 8.92 years, Mr. Antony, 26.5 years, Mr. Johnson, 17.08 years, Mr. McIntyre, 22.83 years and Mr. Taylor, 22.58 years.

An employment agreement with Mr. Howard provides that he and his spouse, if she survives him, will receive combined benefits from the Pension Plan and supplemental Company payments as though he had completed 30 years of service, less the pension benefits earned from a former employer.

                                 SEVERANCE PLAN

The executive officers of the Company, including the named executives, are participants under the NSP Senior Executive Severance Policy which provides for payment of severance benefits to any participant whose employment is terminated after April 28, 1995, the effective date of the Policy, and the second anniversary of the date on which the Mergers are consummated in accordance with the Merger Agreement (or April 28, 2005, if the Mergers are not consummated), if the participant's employment is terminated: (i) by the employer, other than for cause, disability or retirement; (ii) as a result of the sale of a business by the employer if the purchaser of the business does not agree to employ the participant on the same terms and conditions as were in effect before the sale, including comparable severance protection; (iii) or by the participant within 90 days after a reduction in his or her salary, a material and adverse diminishment of his or her duties and responsibilities or of the program of incentive compensation and employee benefits covering the participant, or a relocation of the participant by more than 50 miles.

The severance benefits under the Policy consist of: (i) a cash lump sum payment of three years' salary and annual incentive compensation; (ii) a cash lump sum payment of the actuarial equivalent of the additional retirement benefits the participant would have earned if he or she had remained employed for three more years; (iii) continued medical, dental and life insurance coverage for three years; (iv) outplacement services at a cost of not more than $30,000 or the use of office space and support for up to one year; (v) financial planning counseling for two years; and (vi) transfer of title of the participant's company car, if any, at no cost to the participant. If the foregoing benefits, when taken together with any other payments to the participant, result in the imposition of the excise tax on excess parachute payments, then the severance benefits will be reduced only if the reduction results in a greater after-tax payment to the participant.

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors has appointed Price Waterhouse LLP as independent auditors of the Company for the year 1996. Price Waterhouse has performed this function for the Company commencing with the fiscal year 1995. Members of the firm will be available at the Annual Meeting of Shareholders to answer questions and to make a statement if they desire to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.

                              SHAREHOLDER PROPOSAL


Yvonne Ford, 6308 Barrie Road, Edina, MN 55435, beneficial owner of 249.32 shares of NSP common stock, and John W. Harmon, 1221 39th Avenue NE, Ste 2, Columbia Heights, MN 55421, beneficial owner of 0.5020 shares of NSP common stock, have given notice that they intend to present for action at the Annual Meeting the following resolution:

                     Shareholder Resolution on Public Image

Whereas: Radiation, a byproduct of nuclear power, is a known carcinogen;

Whereas: A recent study by Doctors Ernest R. Sternglass and J. M. Gould, which was based in scope and on methodology they deemed appropriate, suggests that since NSP's nuclear plants were built women living near the reactors have experienced large increases in deaths from breast cancer while deaths among those living elsewhere have decreased;

Whereas: In our opinion, radioactive and toxic waste from the production and use of nuclear fuel is more often than not stored near black, Indian and poor communities. As a result these communities bear an unfair share of risks and threats. In our opinion, the burden on these communities is 'environmental racism' which is a vital moral issue;

Whereas: In our opinion, these negative health and environmental effects reflect poorly on NSP's public image and can cause undesirable effects on shareholder equity;

Therefore be it resolved that the shareholders recommend to the Board of Directors that NSP stop producing radioactive waste.

THE NSP BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL. LAST YEAR THIS PROPOSAL WAS DEFEATED BY MORE THAN 94% OF THE SHARES VOTED.

The NSP Board believes that many of the assertions and the implications put forward by this shareholder proposal are incorrect. THERE IS ABSOLUTELY NO SCIENTIFICALLY VERIFIABLE EVIDENCE WHICH SUGGESTS ANY CORRELATION WHATSOEVER BETWEEN BREAST CANCER AND LIVING NEAR NUCLEAR POWER PLANTS IN THE UNITED STATES. The Minnesota Department of Health (the "MDH") recently submitted a report to the Minnesota Legislature which was designed to duplicate and expand on all the research done by Dr. Sternglass and his associate. In its conclusion, the MDH stated:

         The major purpose of this analysis was to respond to the allegation that breast cancer mortality rates in counties surrounding Minnesota's nuclear power plants had shown large and dramatic increases during the 1980s compared to the early 1980s and the 1950s . . . THIS ANALYSIS PROVIDES A CLEAR AND UNAMBIGUOUS CONCLUSION: BREAST CANCER MORTALITY TRENDS OVER THE PERIOD 1950-1992 IN THE TEN COUNTIES NEAR NUCLEAR POWER PLANTS SHOW NO DISCERNIBLE DIFFERENCE FROM STATEWIDE TRENDS. THERE WERE ALSO NO DIFFERENCES FOUND IN THE RATE OF NEWLY-DIAGNOSED BREAST CANCER DURING THE PERIOD 1988-1992 FOR WHICH [MINNESOTA CANCER SURVEILLANCE SYSTEM] DATA ARE AVAILABLE.

This MDH report was consistent with a prior report of the National Cancer Institute which "found no suggestion that nuclear facilities may be linked causally with excess deaths from leukemia or from other cancers in populations living nearby."

In addition, implementation of the proposal would cause NSP to cease entirely the production of nuclear power and to close NSP's nuclear facilities. NSP estimates that the present value of the costs of complying with the proposal and shutting down NSP's nuclear facilities would exceed $2.5 billion. While NSP would seek to recover these costs from customers, there is no guarantee that all such costs would be recovered. Even if these costs were recovered, the unnecessary imposition of an estimated $2.5 billion in costs on ratepayers would likely cause NSP to lose its position as a low-cost supplier of electricity and could seriously impair NSP's ability to compete against other electric suppliers in the years ahead, substantially lessening shareholder value. ACCORDINGLY, THE NSP BOARD AND MANAGEMENT AGAIN UNANIMOUSLY RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL.

                            QUORUM AND VOTE REQUIRED

The presence in person or by proxy, of the holders of a majority of the voting power of the shares of common stock and cumulative preferred stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director shall be decided by plurality vote. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The proposal for the ratification of the selection of outside auditors requires the affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote. Abstentions from voting on the appointment of auditors are treated as votes against, while broker non-votes are treated as shares not voted.

                           1997 SHAREHOLDER PROPOSALS

Any proposal by a shareholder for the annual shareholder meeting in 1997 must be received by the Secretary of the Company at 414 Nicollet Mall, Minneapolis, Minnesota 55401, not later than the close of business on November 15, 1996. Proposals received by that date will be included in the 1997 Proxy Statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the SEC.

For a proposal not included in the proxy statement to be properly brought before an annual meeting by a shareholder, the Company's Bylaws provide that the Secretary of the Company must have received written notice thereof not less than 20 or more than 90 days prior to the meeting. The notice must contain (i) a description of the proposed business and the reasons for conducting such business at the annual meeting, (ii) the shareholder's name and record address,
(iii) the class and number of shares beneficially owned by the shareholder, and
(iv) any material interest of the shareholder in such business.

                                 OTHER BUSINESS

Management does not know of any business, other than that described herein, that may be presented for action at the Annual Meeting of Shareholders. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.



Minneapolis, Minnesota              By order of the Board of Directors
March 15, 1996                               Gary R. Johnson
                                                Secretary


[LOGO]  NORTHERN
        STATES
        POWER
        COMPANY



IMPORTANT

To assure your representation at the meeting, please date, sign and promptly return the enclosed proxy. An envelope which requires no United States postage is provided for that purpose.

The prompt return of proxies will save the Company the expense of follow-up requests.

Notice
Of
Annual
Meeting
And
Proxy
Statement

[LOGO]
NORTHERN
STATES
POWER
COMPANY


[SYMBOL] PRINTED ON RECYCLED PAPER


ANNUAL
MEETING
OF
SHAREHOLDERS

APRIL 24, 1996

MINNEAPOLIS CONVENTION CENTER
1301 SECOND AVENUE SOUTH,
MINNEAPOLIS, MINNESOTA



NSP [LOGO]                                                           ESOP VOTING
                                                                       DIRECTIVE
                         NORTHERN STATES POWER COMPANY
                414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401

The undersigned hereby instructs First Trust N.A. St. Paul, Minnesota, as Trustee of the Northern States Power Company Employee Stock Ownership Trust to vote the shares of common stock allocated to the Account of the undersigned in said Trust, either directly or by designation of proxies, at the Annual Meeting of Shareholders on Wednesday, April 24, 1996 at 10 a.m., and any adjournments thereof, as follows. IF YOU WISH TO INDICATE YOUR VOTE, PLEASE MARK AN "X" IN THE BOXES BELOW.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

(IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE DIRECTORS, STRIKE OUT THE APPROPRIATE NAME(S))

1.       ELECTION OF FOUR DIRECTORS IN CLASS I.
         W. John Driscoll  Dale L. Haakenstad  John E. Pearson  James J. Howard
         [ ] FOR     [ ] WITHHOLD

2.       ELECTION OF ONE DIRECTOR FOR CLASS II.
         G. M. Pieschel
         [ ] FOR     [ ] WITHHOLD

3.       RATIFICATION OF APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT
         ACCOUNTANTS.
         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

4.       SHAREHOLDER RESOLUTION ON PUBLIC IMAGE.
         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

5. IN THEIR DISCRETION TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 3, AND "AGAINST" PROPOSAL 4.

                          (TO BE SIGNED ON OTHER SIDE)


NSP [LOGO]                                                           ESOP VOTING
                                                                       DIRECTIVE
                         NORTHERN STATES POWER COMPANY
                414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401
          THIS VOTING DIRECTIVE IS SOLICITED BY THE BOARD OF DIRECTORS

Please sign EXACTLY as your name appears on this form.

Signature ________________________________________ Date _________________, 1996






IMPORTANT: PLEASE MAIL PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE THAT THE VOTING RIGHTS REPRESENTED BY THE SHARES ALLOCATED TO YOUR ACCOUNT CAN BE EXERCISED BY THE TRUSTEE.

IF YOU PLAN TO ATTEND THE MEETING, YOU MUST COMPLETE THE ENCLOSED FORM AND RETURN IT TO NSP BY APRIL 17, 1996.

                   (CONTINUED AND TO BE VOTED ON OTHER SIDE)






NSP [LOGO]                                                            PROXY FORM
                         NORTHERN STATES POWER COMPANY
                414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401

The undersigned appoints Edward J. McIntyre, Chandra G. Houston and Gary R. Johnson, or any of them, each with full power of substitution, to represent and vote the shares of stock held by the undersigned at the Annual Meeting of Shareholders on Wednesday, April 24, 1996, at 10 a.m., and any adjournments thereof, as follows. IF YOU WISH TO INDICATE YOUR VOTE, PLEASE MARK AN "X" IN THE BOXES BELOW.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

(IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE DIRECTORS, STRIKE OUT THE APPROPRIATE NAME(S))

1.       ELECTION OF FOUR DIRECTORS IN CLASS I.
         W. John Driscoll  Dale L. Haakenstad  John E. Pearson  James J. Howard
         [ ] FOR     [ ] WITHHOLD

2.       ELECTION OF ONE DIRECTOR FOR CLASS II.
         G. M. Pieschel
         [ ] FOR     [ ] WITHHOLD

3.       RATIFICATION OF APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT
         ACCOUNTANTS.
         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

4.       SHAREHOLDER RESOLUTION ON PUBLIC IMAGE.
         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

5. IN THEIR DISCRETION TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 3, AND "AGAINST" PROPOSAL 4.

                          (TO BE SIGNED ON OTHER SIDE)


NSP [LOGO]                                                            PROXY FORM
                         NORTHERN STATES POWER COMPANY
                414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Please sign EXACTLY as your name(s) appear(s) on this form. Attorneys, executors, administrators, trustees, or guardians should so indicate when signing. For joint accounts, one joint owner may sign.

Signature ________________________________________ Date _________________, 1996

Signature ________________________________________ Date _________________, 1996





IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE REVIEW THE ENCLOSED PROXY STATEMENT, COMPLETE THIS PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU PLAN TO ATTEND THE MEETING, YOU MUST COMPLETE THE ENCLOSED FORM AND RETURN IT TO NSP BY APRIL 17, 1996.

                   (CONTINUED AND TO BE VOTED ON OTHER SIDE)